Exhibit 10.13

OPTION AGREEMENT

This Option Agreement (this “Agreement”), dated June 30, 2017, is entered into in Shanghai, the People’s Republic of China (the “PRC”) by and among:

Party A: Shanghai Guangjian Information Technology Co., Ltd.

Registered Address: Room 23306-23308, Building 14, 498 Guo Shou Jing Road, China (Shanghai) Pilot Free Trade Zone

Legal Representative: ZHANG Jun

Party B:

Name: GU Shaofeng

ID Card No.: ******************

Domicile: ***, Pudong New Area, Shanghai

Name: HU Honghui

ID Card No.: ******************

Domicile: ***, Zhabei District, Shanghai

Name: LI Tiezheng

ID Card No.: ******************

Registered Address: ***, Minhang District, Shanghai

Name: LUO Wei

ID Card No.: ******************

Domicile: ***, Chaoyang District, Beijing

Name: ZHANG Jun

ID Card No.: ******************

Domicile: ***, Putuo District, Shanghai

Party C: Beijing Paipairongxin Investment Consulting Co., Ltd.

Registered Address: Room 6339, 6F Haiyu Commercial Tower, 46 Fu Cheng Road, Haidian District, Beijing

Legal Representative: GU Shaofeng

Party D: Beijing Prosper Investment Consulting Co., Ltd.

Registered Address: Room 1622A, Building 3, 3 Xi Jing Road, Badachu High-tech Park, Shijingshan District, Beijing

Legal Representative: GU Shaofeng

(Party A, Party B, Party C and Party D individually, a “Party”; collectively, the “Parties”)

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise duly established and validly existing under the PRC laws.

2.	Party C is a limited liability company duly established under the PRC laws.

3.	Party C is a wholly foreign-owned enterprise duly established and validly existing under the PRC laws.

4.	Each constituent person of Party B (each a “Grantor” and together the “Grantors”) directly owns equity interest in Party C, i.e., 59.37% held by GU Shaofeng, 11.26% held by HU Honghui, 4.21% held by LI Tiezheng, 13.58% held by LUO Wei and 11.58% held by ZHANG Jun.

5.	The Parties entered into a certain Equity Pledge Agreement dated June 30, 2017.

6.	Party B, Party C and Party D entered into a certain Restated Option Agreement dated January 23, 2014 (the “Original Agreement”), pursuant to which Party B grants Party D or an eligible entity designated by Party D with an exclusive option to purchase, subject to the requirements imposed by the PRC laws, all or any part of the equity interests/assets of Party C held by one or all constituent persons of Party B at any time.

7.	The Parties, through negotiations, agree as follows in connection with Party B’s grant to applicable entity an exclusive option to purchase all or any part of the equity interests/assets of Party C held by one or all constituent persons of Party B at any time, and this Agreement, upon execution by the Parties, will supersede the Original Agreement, and the Original Agreement shall cease to have effect hereafter.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Grant of Option

1.1	Grant

The Grantors agree to irrevocably grant, on the date of this Agreement, Party A with an option (the “Option”) to purchase, or cause a third party designated by Party A to purchase, all of the equity interests held by the Grantors in Party C through one or multiple purchases in the manner provided stipulated in Section 2.2 hereof. This Agreement, once executed by the Parties, grants Party A such Option, and the Option, once so granted, shall be irrevocable throughout the term of this Agreement.

1.2	Term

This Agreement shall become effective as of the date hereof, and terminate when Party A purchases, to the extent permissible by the PRC laws, all of the equity interests held by the Grantors in Party C.

2.	Exercise of Option and Closing

2.1	Time of Exercise

2.1.1	The Grantors unanimously agree that to the extent permissible by the PRC laws, Party A may exercise the Option hereunder in whole or in part at any time throughout the term of this Agreement.

2.1.2	The Grantors unanimously agree that Party A may exercise the Option for an unlimited number of times unless and until it has purchased all of the equity interests in Party C.

2.1.3	The Grantors unanimously agree that Party A may designate a third party to exercise the Option, provided that a written notice shall have been provided to the Grantors in advance.

2.2	Exercise Price

Unless a valuation is required by the PRC laws effective at the time of exercise by Party A or its designated third party, the consideration for the purchase of the equity interests shall be equal to the amount of capital contribution made by the Grantors to the paid-in registered capital of Party C in respect of the purchased equity interests. Except otherwise agreed by the Parties, the Grantors unanimously agree that the full amount of the exercise price received by the Grantors as at and in connection with the exercise of Option by Party A or its designated third party shall be immediately given to Party A or its designated third party for free of charge.

2.3	Transfer

The Grantors unanimously agree that the Option Party A owns hereunder may be transferred in whole or in part to a third party without otherwise approved by the Grantors, and such third party receiving the Option shall be deemed as a party hereto, and may exercise the Option it received pursuant to this Agreement, and enjoy and assume Party A’s rights and obligations hereunder.

2.4	Exercise Notice

2.4.1	Party A may exercise the Option by serving a written notice to the Grantors [ten (10)] business days before the Closing Date (as defined below). Such notice shall specify the following provisions:

(a)	the effective closing date of the equity interests after the exercise of the Option, i.e. the date on which an official application for shareholding change registration is submitted to relevant Administration for Industry and Commerce (the “Closing Date”);

(b)	the name to be registered as holder of the equity interests after the exercise of the Option;

(c)	the number of equity interests purchased from the Grantors;

(d)	exercise price and manner of payment; and

(e)	power of attorney (if exercised by a third party).

2.4.2	The Parties agree that Party A may at any time designate a third party to exercise, accept the Option and be registered as owner of the equity interests in such third party’s name. The Grantors agree that as long as Party A or its designated third party requests the exercise of the Option, the Grantors must, within [ten (10)] business days upon the receipt of such exercise notice, execute an equity interest transfer agreement and other relevant documents in accordance with such exercise notice and the provisions of this Agreement.

2.5	Transfer of Equity Interest and Closing

2.5.1	At each exercise of the Option, the Grantors shall, within [ten (10)] business days upon the receipt of the exercise notice sent by Party A pursuant to Section 2.4 hereof,

(a)	cause Party C to promptly convene a shareholders’ meeting, at which a resolution shall be adopted to approve the transfer of the equity interests by the Grantors to Party A and/or its designated third party; and

(b)	execute all the contracts, agreements or documents, obtain all government approvals and consents, and take all actions that are necessary to (i) transfer to Party A and/or its designated third party the ownership of and all rights attached to the equity interest designated to be purchased by Party A free from any security interest (except the pledge under the Equity Interest Pledge Agreement), (ii) cause Party A and/or its designated third party to be registered as the owner of the purchased equity interest with competent industrial and Commercial authority, and (iii) deliver to Party A or its designated third party the latest business license, articles of association, approval certificate (if applicable) and other relevant documents issued or filed for record by relevant PRC authority that reflect the change in shareholding structure, directors and legal representative of Party C (if applicable).

3.	Representations, Warranties and Undertakings

3.1	The Grantors hereby jointly and severally represent and warrant that:

3.1.1.	as of the date hereof and each Closing Date, each of the Grantors has the power, right, authority and capacity to execute and deliver this Agreement and any equity interest transfer agreement (the “Transfer Agreement”) executed in connection with each transfer of the equity interest contemplated hereunder to which it is a party, and perform its obligations under this Agreement and any Transfer Agreement. Once executed, this Agreement and the Transfer Agreement to which it is a party will constitute its legal, valid and binding obligation and enforceable against it in accordance with its terms;

3.1.2.	Neither the execution and delivery of this Agreement nor the fulfillment of any of each Grantor’s obligations hereunder and under any Transfer Agreement will: (i) result in a violation of any applicable PRC laws and regulations; (ii) conflict with the articles of association or any other organizational documents of Party C; (iii) result in a breach of any agreement or instrument to which it is a party or by which it is bound, or constitute a breach thereunder; (iv) result in a violation of any permit or approval issued to it by competent authority; or (v) cause any of its permits or approvals issued by competent authority to be suspended, cancelled or imposed with additional conditions;

3.1.3.	there are currently no pending or threatened litigations, arbitrations or other judicial or administrative proceedings that may materially affect the performance of this Agreement or any Transfer Agreement;

3.1.4.	each Grantor has good and marketable ownership of all of the equity interests in Party C. Except for the pledge under the Equity Interest Pledge Agreement, the equity interests held by the Grantors in Party C are free from any other pledge, liabilities or other third party encumbrances;

3.1.5.	the Grantors have disclosed to Party A all circumstances that may have material adverse effect on the performance of this Agreement; and

3.1.6.	the Option is granted by the Grantors to Party A on an exclusive basis and no other third party option or similar rights are granted by the Grantors in any other manner prior to or concurrently with the grant of Option to Party A hereunder.

3.2	The Grantors hereby jointly and severally undertake that:

3.2.1.	Unless provided under the Equity Interest Pledge agreement, none of them will create any pledge, liabilities or other third party encumbrances on the equity interests they hold in Party C (for the benefits of a third person other than the Parties), nor will they transfer, grant or otherwise dispose of the equity interests they hold to any third person other than the Parties hereto;

3.2.2.	none of them will grant any other third party with an option or a similar right in any other manner throughout the term of this Agreement;

3.2.3.	throughout the term hereof, the Grantors will cause and ensure that Party C conducts its business in compliance with the applicable laws, regulations, rules and other management rules and documents promulgated by government authorities, and there is no violation of the foregoing stipulation that may have material adverse effect on the business conduct or assets of the company;

3.2.4.	they will follow the sound financial and commercial standards and practices to maintain the valid existence of Party C, diligently and effectively carry out its business and deal with its matters, use best efforts to obtain and maintain the permits, licenses and approvals necessary for its continued operation, and make sure that such permits, licenses and approvals will not be canceled, withdrawn or declared invalid;

3.2.5.	they will provide Party A with all materials relating to Party C’s operations and financial matters upon its request;

3.2.6.	unless and until Party A (or its designated third party) has exercised the Option to acquire all equity interests or assets of Party C, except with an express written consent from Party A (or its designated third party), none of the Grantors may, jointly or severally:

(a)	supplement, change or amend the articles of association of Party C in any way that may have material adverse effect on the assets, liabilities, operations, equity and other legitimate rights of Party C (other than the corresponding pro-rata capital increase to satisfy the requirements of law) or may affect the effective performance of this Agreement and such other agreements entered into by and between Party A, the Grantors and Party C;

(b)	cause Party C to conclude or conduct any transaction or act that will have material adverse effect on the assets, liabilities, operations, equity and other legitimate rights of Party C (other than those arising in the ordinary or day-to-day course of business or that have been disclosed to Party A and obtained the prior express written consent of Party A);

(c)	cause the shareholders’ meeting of Party C to adopt a resolution of dividend or bonus distribution;

(d)	sell, transfer, mortgage and otherwise dispose of the legal or beneficial interests of any equity interest in Party C, or permit the creation of any other security interest thereupon, at any time following the effective date hereof;

(e)	cause the shareholders’ meeting of Party C to approve the sale, transfer, mortgage or other disposal of the legal or beneficial interests of any equity interest, or the permission of the creation of any other security interest thereupon, or to adopt a resolution to increase or decrease the registered capital of Party C or otherwise change the structure of its registered capital;

(f)	cause the shareholders’ meeting of Party C to approve Party C’s merger or combination with, or acquisition of, or investment in any person, or restructuring in any other form; and

(g)	cause the shareholders’ meeting of Party C to approve the closure, liquidation or dissolution of Party C.

3.2.7.	unless and until Party A (or its designated third party) has exercised the Option to acquire all equity interests or assets of Party C, each of the Grantors undertakes to:

(a)	immediately notify Party A in writing of any existing or threatened litigation, arbitration or administrative proceeding relating to the equity interest it owns or any circumstance that may have any adverse effect on such equity interest;

(b)	cause the shareholders’ meeting of Party C to deliberate and approve the transfer of the purchased equity interest contemplated hereunder, and cause Party C to amend its articles of association to reflect the shareholding change and other changes contemplated hereunder of Party C following the exercise of Option by Party A and/or its designated third party in accordance with this Agreement, and to immediately apply for approval to competent PRC authorities (if so required by PRC laws) and handle the change registration, and cause Party C to adopt a shareholders’ resolution to approve the appointment of persons assigned by Party A and/or its designated third party as directors and legal representative (if necessary) of Party C;

(c)	prior to the exercise of Option by Party A and/or its designated third party, execute all such documents, take all such actions and make all such claims or provide such defenses against all claims as are necessary or appropriate to maintain the Grantors’ legal and valid ownership of the relevant equity interests;

(d)	at the request of Party A at any time, unconditionally transfer the equity interests it holds to Party A and/or its designated third party within the period of time prescribed by Party A, and waive the right of first refusal it may have on the equity interest transferred by other then shareholders of Party C as instructed by Party A; and

(e)	strictly comply with the provisions of this Agreement and other agreements jointly or severally executed by the Grantors with Party A, diligently fulfil the obligations hereunder and thereunder, and refrain from making any act/omission that suffices to affect the validity and enforceability of such agreements.

3.3	Party C and the Grantors hereby jointly and severally represent, warrant and covenant that:

3.3.1.	unless and until Party A (or its designated third party) has exercised the Option to acquire all equity interests or assets of Party C, except with an express written consent from Party A (or its designated third party), Party C may not:

(a)	sell, transfer, mortgage or otherwise dispose of any of its assets, business or revenue, or permit the creation of any other security interest thereupon (other than those arising in the ordinary or day-to-day course of business or that have been disclosed to Party A and obtained the prior express written consent of Party A);

(b)	conclude any transaction that will or may have material adverse effect on its assets, liabilities, operations, equity and other legitimate rights (other than those arising in the ordinary or day-to-day course of business or that have been disclosed to Party A and obtained the prior express written consent of Party A);

(c)	distribute any dividend or bonus by any means to any of its shareholders;

(d)	incur, inherit, guarantee or allow the existence of any debt, except for (i) any debt incurred during its ordinary course of business rather than from borrowing; and (ii) any debt which has been disclosed to and obtained the written consent from Party A;

(e)	enter into any material contract, other than those executed in the ordinary course of business (for purpose of this Section, a contract with a value exceeding RMB[50,000] shall be deemed as a material contract);

(f)	adopt a shareholders’ resolution to increase or decrease its registered capital, or otherwise change its registered capital structure;

(g)	supplement, change or amend its articles of association in any form whatsoever; and

(h)	merge or combine with, acquire or invest any person.

3.3.2.	As of the date hereof and as of each Closing Date, Party C has no outstanding debt, except for those (i) incurred during its ordinary course of business, and (ii) disclosed to and obtained the written consent from Party A.

3.3.3.	As of the date hereof and as of each Closing Date, there are no pending or threatened litigations, arbitrations or administrative proceedings relating to the equity interests or assets of Party C or that may otherwise have material adverse effect on Party C’s performance of this Agreement except for those disclosed to and obtained the written consent from Party A.

3.3.4.	Party C is not declared bankrupt;

3.3.5.	Party C hereby undertakes to Party A that it will comply with all laws and regulations applicable to the equity interests and asset purchase throughout the term of this Agreement, bear all expenses arising in connection with the transfer of the equity interests, and go through all necessary procedures to register Party A or its designated third party as shareholder of Party C, including without limitation assisting Party A in obtaining necessary approvals from the approval authority in respect of the transfer of equity interests, filing relevant application documents necessary for handling shareholding change registration to the competent Administration for Industry and Commerce, and updating the register of shareholders.

4.	Taxes

All taxes arising from the performance of this Agreement shall be borne by Party C.

5.	Default

Except otherwise provided herein, a Party shall constitute a default hereunder if it fails to fully perform or suspends the performance of its obligations hereunder, and fails to rectify and correct such breach within [thirty (30)] days upon its receipt of a notice from the other Parties, or any of its representations or warranties made hereunder are not true, inaccurate or misleading.

If any Party breaches any provision of this Agreement or any of its representations and warranties made hereunder, the non-defaulting Party may notify the defaulting Party in writing and request it to rectify and correct such breach, take corresponding measures to effectively and timely prevent the damages, and continue the performance of this Agreement within [ten (10)] days upon its receipt of such notice. The defaulting Party shall indemnify the non-defaulting Party for any loss thus incurred by such breach to ensure that the non-defaulting Party may obtain all benefits entitled by it for its performance of this Agreement.

If all Parties are in breach of this Agreement, the amount of indemnification payable by each Party shall be determined according to the severity of their respective breach.

6.	Termination of the Original Agreement

The Parties agree that the Original Agreement is replaced by this Agreement in its entirety, and Party B’s grant of an exclusive option to purchase all or any part of the equity interests/assets of Party C held by one or all constituent persons of Party B subject to PRC laws shall be governed by this Agreement. The Original Agreement shall be terminated upon signature of this Agreement by the Parties.

7.	Governing Law and Dispute Resolution

7.1	Governing Law

This Agreement shall be governed by and construed in accordance with the PRC laws.

7.2	Arbitration

The Parties hereto shall strive to settle any dispute arising from the interpretation or performance of the terms under this Agreement through good faith negotiation. In case no settlement can be reached through negotiation, any Party may submit such dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall take place in Shanghai and the language of the arbitration shall be Chinese. The arbitration award shall be final and binding upon all the Parties. This Article shall survive the termination or dissolution of this Agreement.

7.3	Continued Performance

Except for the matters in dispute, the Parties shall continue to perform their respective obligations in good faith in accordance with the terms of this Agreement.

8.	Confidentiality

8.1	Confidential Information

This Agreement, together with the exhibit attached hereto, shall be kept confidential. No Party shall disclose any information contained herein to any third party (except with a prior written consent of all the Parties hereto). This article shall survive the termination of this Agreement.

8.2	Exception

No disclosure of confidential information made as required by law, court judgments, arbitral awards and government decisions shall be deemed as a breach of the above Section 8.1.

9.	Miscellaneous

9.1	Entire Agreement

This Agreement constitutes the entire agreement entered into by the Parties with respect to the matters involved herein. In case of any discrepancy between this Agreement and all prior discussions, negotiations and agreements, this Agreement shall prevail. This Agreement shall be amended by the Parties in writing. The exhibits attached hereto are part of this Agreement and shall be equally binding as this Agreement.

9.2	Notices

9.2.1	All notices given by the Parties in connection with the performance of their respective rights and obligations hereunder shall be made in writing and delivered in person, or by registered mail, postage prepaid mail, generally accepted courier service or facsimile to the following addresses of the relevant Party or Parties:

If to Party A: Shanghai Guangjian Information Technology Co., Ltd.

Address: 1/F Building 8, 498 Guo Shou Jing Road, Pudong New Area, Shanghai

Fax: N/A

Telephone: 021-51870819

Attention: ZHANG Jun

If to Party B: GU Shaofeng, LI Tiezheng, HU Honghui, LUO Wei, and ZHANG Jun

Address: 1/F Building 8, 498 Guo Shou Jing Road, Pudong New Area, Shanghai

Fax: N/A

Telephone: 021-51870819

Attention: ZHANG Jun

If to Party C: Beijing Paipairongxin Investment Consulting Co., Ltd.

Address: 1/F Building 8, 498 Guo Shou Jing Road, Pudong New Area, Shanghai

Fax: N/A

Telephone: 021-51870819

Attention: ZHANG Jun

If to Party D: Beijing Prosper Investment Consulting Co., Ltd.

Address: 1/F Building 8, 498 Guo Shou Jing Road, Pudong New Area, Shanghai

Fax: N/A

Telephone: 021-51870819

Attention: ZHANG Jun

9.2.2	A notice and other correspondence is deemed to be duly served:

(a)	on the date shown on the transmission report if sent by facsimile, or on the following business day if the facsimile arrives later than 5:00 pm or on a non-business day at the place of delivery;

(b)	on the date of receipt if sent by personal delivery (including express mail);

(c)	on the fifteenth (15th) day after the date shown on the acknowledge of receipt if sent by a registered mail.

9.2.3	Binding Effect

This Agreement shall be binding on all the Parties hereto.

9.3	Language

This Agreement is made in four (4) originals and written in Chinese.

9.4	Day and Business day

The “day” mentioned herein shall mean a calendar day and the “business day” shall mean any day from Monday to Friday.

9.5	Headings

The headings contained in this Agreement are solely for the purpose of easy-reading and shall not be used to interpret the provisions of this Agreement.

9.6	Uncovered Matters

The matters not covered by this Agreement shall be resolved by the Parties through amicable consultations in accordance with the PRC laws.

(No text below in this page)

(Signature page of the Option Agreement)

Party A: Shanghai Guangjian Information Technology Co., Ltd. (Seal)

/s/ ZHANG Jun

Legal or Authorized Representative

/s/ Seal of Shanghai Guangjian Information Technology Co., Ltd.

Party B:

/s/ GU Shaofeng

/s/ LI Tiezheng

/s/ HU Honghui

/s/ LUO Wei

/s/ ZHANG Jun

Party C: Beijing Paipairongxin Investment Consulting Co., Ltd. (Seal)

/s/ GU Shaofeng

Legal or Authorized Representative

/s/ Seal of Beijing Paipairongxin Investment Consulting Co., Ltd.

Party D: Beijing Prosper Investment Consulting Co., Ltd. (Seal)

/s/ GU Shaofeng

Legal or Authorized Representative

/s/ Seal of Beijing Prosper Investment Consulting Co., Ltd.